EXHIBIT 3.4

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

VIDEO WITHOUT BOUNDARIES, INC.

THE UNDERSIGNED, being the President and sole Director of Video Without Boundaries, Inc., does hereby amend its Articles of Incorporation as follows:

ARTICLE 1

NAME

1.

The name of this corporation shall be MediaREADY, Inc.

I hereby certify that the following was adopted by the sole Director of the Corporation on August 22, 2006, and that the number of votes cast was sufficient for approval.  Shareholder approval is not required.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed the Amendment to the Articles of Incorporation this 22nd day of August, 2006.

/s/  JEFFREY HARRELL

JEFFREY HARRELL

President and Director

[NOTARY PUBLIC STATE OF FLORIDA SEAL]

Hugh M. Bowen

My Commission DD173373

Expires December 22, 2006

STATE OF FLORIDA

COUNTY OF BROWARD

The foregoing instrument was acknowledged before me on August 22, 2006, by JEFFREY HARRELL, who is personally known to me.

/s/  HUGH M. BOWEN

Notary State of Florida

My Commission expires: 12/22/2006